As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-204335

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 6

to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSIG TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	26-4333375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Londoner

Chief Executive Officer

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 20, 2015, BioSig Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 File No. 333-204335, as amended by pre-effective amendment on June 10, 2015 (the “Registration Statement” or the “Form S-1”).

This Post-Effective Amendment No. 6 to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed (i) deregister certain securities (as described below) and (ii) convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the securities that were registered for resale on the Form S-1.  All filing fees payable in connection with the registration of these securities were previously paid by the registrant in connection with the filing of the registration statement on Form S-1.

Deregistration of Unsold Securities

In accordance with the undertaking related to Item 512(a)(3) of Regulation S-K contained in the Registration Statement, the Company hereby removes from registration under the Registration Statement 179,624 shares of common stock registered for resale by the holders thereof upon the exercise of common stock purchase warrants as such warrants have expired pursuant to their terms without exercise by the holders thereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2019

PRELIMINARY PROSPECTUS

Up to 1,444,502 Shares of Common Stock

and up to 396,960 Shares of Common Stock Underlying Warrants

This prospectus relates to the resale of up to (i) 1,444,502 shares of common stock to be offered by the selling stockholders and (ii) up to 396,960 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BSGM.” On April 29, 2019, the last reported sale price of our shares of common stock on Nasdaq was $6.80 per share.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Effective as of 5:00 pm Eastern Time on September 10, 2018, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for 2.5 shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and have elected to comply with certain reduced public company reporting requirements in this and future filings.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to BioSig Technologies, Inc.

Our Company

We are a development stage medical device company that is developing a proprietary biomedical signal processing technology platform to extract information from physiologic signals. Our initial emphasis is on providing intracardiac signal information to electrophysiologists during electrophysiology (“EP”) studies and cardiac catheter ablation of atrial fibrillation (“AF”) and ventricular tachycardia (“VT”). Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System. The PURE EP™ System is a non-invasive computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing EP procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data collected by the system. The PURE EP System aims to minimize noise and artifacts from cardiac recordings and acquire high-fidelity cardiac signals. Improving cardiac signals may potentially increase the diagnostic value of these signals, thereby possibly improving accuracy and efficiency of the EP studies and related procedures. The PURE EP System is intended to be used in addition to existing electrophysiology recorders. We believe that data provided by the PURE EP System will increase the workload ability and enhance the capabilities of the typical electrophysiology laboratory.

Our initial focus is on improving intracardiac signal acquisition and enhancing diagnostic information for catheter ablation procedures for complex and life-threatening arrhythmias like AF, the most common cardiac arrhythmia, and VT, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart. Our overall goal is to establish the PURE EP System as a new platform in the EP market. We believe that the PURE EP System and its signal processing tools will contribute to an increase in the number of procedures performed in each EP lab and possibly improved patient outcomes because we believe that the PURE EP System may have the following advantages over the EP recording systems currently available on the market:

•	An ability to provide precise, uninterrupted, real-time evaluations of electrograms;

•	Higher quality cardiac signal acquisition for accurate and more efficient electrophysiology studies and catheter ablation procedures to help reduce costs and length of procedures;

•	Reliable display of information to better determine precise ablation targets, strategy and end point of procedures with the objective of reducing the need for multiple procedures; and

•	It’s a device that can run in parallel with the existing EP lab equipment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Recent Developments

Private Placement

On March 12, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreement, we sold to the Investors an aggregate of 2,155,127 shares (the “Shares”) of our common stock in exchange for aggregate consideration of $8,620,506 (the “Private Placement”). The Shares were sold to the Investors at a price of $4.00 per share.  In addition, on or prior the date that is 45 calendar days after the closing date of the Private Placement, we are required to use commercially reasonable efforts to prepare and file a registration statement on Form S-3 or Form S-1 with the Securities and Exchange Commission covering the resale of the Shares. We are additionally required to use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

Reverse Stock Split

Effective as of 5:00 p.m. Eastern Time on September 10, 2018, we amended our amended and restated certificate of incorporation in order to effectuate a 1-for-2.5 reverse stock split of our common stock. We have adjusted all outstanding restricted stock units, stock options, preferred stock and warrants entitling the holders to purchase shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we have reduced the conversion ratio for each security, and increased the exercise price in accordance with the terms of each security based on the reverse stock split ratio (i.e., the number of shares issuable under such securities has been divided by 2.5, and the exercise price per share has been multiplied by 2.5). Also, we reduced the number of shares reserved for issuance under the Company’s 2012 Equity Incentive Plan, proportionately based on the reverse stock split ratio. The reverse stock split did not otherwise affect any of the rights currently accruing to holders of our common stock, preferred stock, options or warrants exercisable for our common stock. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from this action.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 12424 Wilshire Blvd., Suite 745 Los Angeles, CA 90025, and our telephone number is (310) 620-9320. Our website address is www.biosig.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders:

Up to (i) 1,444,502 shares of common stock to be offered by the selling stockholders and (ii) up to 396,960 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants.

Common stock outstanding prior to the offering:	20,395,435

Common stock outstanding after this offering:	20,792,395 (1)

Use of proceeds:

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

NASDAQ trading symbol:	“BSGM”

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)

The number of shares of common stock outstanding after the offering is based upon 20,395,435 shares outstanding as of April 29, 2019, and assumes the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

●	3,940,828 shares of common stock issuable upon the exercise of currently outstanding options with a weighted average exercise price of $5.25 per share;

●	876,656 shares of common stock available for future issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan;

●	46,612 shares of common stock issuable for accrued dividends on our Series C Preferred Stock as of March 31, 2019;

●	124,004 shares of common stock issuable upon the conversion of our Series C Preferred Stock; and

●	3,167,042 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $4.26 per share.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading ”Risk Factors” included in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	Our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives.

•	Our inability to carry out research, development and commercialization plans.

•	Our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties.

•	Our inability to complete preclinical testing and clinical trials as anticipated.

•	Our ability to adequately protect and enforce rights to intellectual property.

•	Difficulties in obtaining financing on commercially reasonable terms, or at all.

•

Intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do.

•	Entry of new competitors and products and potential technological obsolescence of our products.

•	Adverse market and economic conditions.

•	Our ability to maintain the listing of our common stock on the Nasdaq Capital Market.

•	Loss of one or more key executives or scientists.

•	Difficulties in securing and retaining regulatory approval to market our product and product candidates.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Up to 1,841,462 shares of our common stock are currently being offered by the selling stockholders under this prospectus.  This reflects the sum of (a) shares of our common stock and (b) the shares of common stock which were issued to the selling stockholders upon conversion of shares of our Series C Preferred Stock, at a price of $3.75 per share per $1,000 principal amount of Series C Preferred Stock, (c) the shares of common stock which were issued to the selling stockholders upon exercise of the warrants  and (d) the number of shares of common stock into which the warrants are exercisable.   All of the shares of common stock, Series C Preferred Stock and warrants were purchased by the selling stockholders in (i) two separate closings in December 2013 and January 2014 pursuant to the same securities purchase agreement (the “December 2013 Placement”), (ii) two separate closings in April 2014 pursuant to a separate securities purchase agreement (the “April 2014 Placement”), (iii) two separate closings in August 2014 and September 2014 pursuant to a separate securities purchase agreement (the “August 2014 Placement”), (iv) six separate closings from December 2014 to March 2015 pursuant to a separate securities purchase agreement (the “December 2014 Placement”) and (v) two separate closings on May 11, 2015 pursuant to two separate securities purchase agreements (the “May 2015 Placement”), except for the five year warrants issued October 2013 in consideration for amending the terms of the securities purchase agreement to permit the December 2013 Placement.

The selling stockholders that participated in the December 2013 Placement paid a price per unit equivalent to $6.13 for one share of common stock and a five-year warrant to purchase up to 50% of a share of common stock.  The selling stockholders that participated in the April 2014 Placement paid a price per unit equivalent to $6.25 for one share of common stock and a five-year warrant to purchase up to 50% of a share of common stock.  The selling stockholders that participated in the August 2014 Placement paid a price per unit equivalent to $6.25 for one share of common stock and a five-year warrant to purchase up to 50% of a share of common stock. The selling stockholders that participated in the December 2014 Placement paid a price per unit equivalent to $6.25 for one share of common stock, a “B” warrant expiring March 31, 2020 to purchase up to 50% of a share of common stock. The selling stockholders that participated in the May 2015 Placement paid a price per unit equivalent to $1,000 for one share of Series C Preferred Stock and a five-year warrant to purchase up to 333.38 shares of common stock.  In addition, due to our failure to fulfill our obligations under the registration rights agreement entered into with the participants in the December 2013 Placement, the April 2014 Placement, the August 2014 Placement and the December 2014 Placement, we owe such holders liquidated damages in an amount equal to 1.0% of the aggregate purchase price paid by such holders per month for each monthly period beginning on March 17, 2014, in the case of the December 2013 Placement, June 14, 2014, in the case of the April 2014 Placement, November 14, 2014, in the case of the August 2014 Placement, and May 15, 2015, in the case of the December 2014 Placement, provided that (i) the maximum aggregate liquidated damages due under the registration rights agreements in connection with the December 2013 Placement, the April 2014 Placement and the August 2014 Placement shall be 3% of the aggregate purchase price paid by the purchasers and (ii) the maximum aggregate liquidated damages due under the registration rights agreement in connection with the December 2014 Placement shall be 6% of the aggregate purchase price paid by the purchasers.  Because we have not paid such liquidated damages, we are also obligated to pay interest of 18% per annum, accruing daily, on such unpaid amounts.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.   With respect to the warrants held by the selling stockholders, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99% to 9.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)		Number of shares offered		Number of shares of common stock beneficially owned (1)		Percentage of common stock beneficially owned (1)
Michael C. Bellard	16,800	(2)	16,800	(2)	-		*
Johnson Revocable Trust DTD Feb 13 2000, Todd Johnson & Luann Johnson TTEES	33,180	(3)	9,600	(3)	23,580	(5)	*
Herschel Johnson (6)	9,574	(7)	3,816	(7)	5,758		*
Kenneth R. Klimitchek	6,000	(8)	6,000	(8)	-		*
James W. Lees	30,157	(9)	8,499	(9)	21,658		*
INTL FCStone Financial C/F David W. Frost IRA	19,821	(10)	15,860	(10)	3,961		*
David W. Frost	153,354	(11)	89,049	(11)	64,305		*
Maree Casatelli	4,800	(12)	4,800	(12)	-		*
Douglas E. Jasek	12,000	(13)	12,000	(13)	-		*
Randall L Payne & Kathy S Payne JTWROS	27,120	(14)	27,120	(14)	-		*
Trevor W. Davies	4,800	(15)	4,800	(15)	-		*
Bryan J. Hanks & Michelle B. Hanks JTWROS	31,334	(16)	18,000	(16)	13,334		*
Koushik & Kamla A. Reddy JTWROS	6,000	(17)	6,000	(17)	-		*
AAJK Investments, LLC (18)	2,400	(19)	2,400	(19)	-		*
Bruno J. Casatelli	56,164	(20)	56,164	(20)			*
Jerry Caldwell	5,600		5,600				*
Thomas B. D’Agostino	12,000	(21)	12,000	(21)	-		*
Sterne Agee & Leach Inc. C/F Bruce Frost IRA	2,400	(22)	2,400	(22)	-		*
Alexander Gerould	9,600	(23)	9,600	(23)	-		*
Benjamin Netick	6,000	(24)	6,000	(24)	-		*
Sterne Agee & Leach Inc. C/F Algis J. Rajeckas IRA	6,000	(25)	6,000	(25)	-		*
Randolph Swickle	2,400	(26)	2,400	(26)	-		*
Sterne Agee & Leach Inc C/F Jonathan Steinhouse R/O IRA	7,298	(27)	7,298	(27)			*
Lee Irish	2,400		2,400				*
Jere D. Peak	11,000	(28)	6,000	(28)	5,000		*
Tim Engels	3,840	(29)	3,840	(29)	-		*
Bruce G. Krueger	8,400	(30)	8,400	(30)			*
Douglas Davies	3,200		3,200				*
Sterne Agee & Leach Inc. C/F Benjamin Netick Roth IRA Conversion	2,400	(31)	2,400	(31)	-		*
Graham John Nicholson	5,040	(32)	5,040	(32)	-		*
Fernando Malvido Olascoaga	6,000	(33)	6,000	(33)	-		*

Gustavo Dos Reis Vasques	4,800	(34)	4,800	(34)	-		*
Michael Wessner	2,400	(35)	2,400	(35)	-		*
Herbert B. Alcorn	4,600	(36)	4,600	(36)			*
Marvin Dale Martin	4,000		4,000				*
Waleed Suhail Al-Nasrawi	6,000	(37)	6,000	(37)	-		*
Kenneth N. Larsen Nancy J. Larsen JTWROS	12,000	(38)	12,000	(38)	-		*
Nicholas Osorio & Paulina Veytia JTWROS	6,000	(39)	6,000	(39)	-		*
Ecovest Limited (40)	4,800	(41)	4,800	(41)	-		*
Jan J. Laskowski & Sofia M. Laskowski JTWROS	18,580	(42)	12,000	(43)	6,580	(44)	*
John Lloyd	4,320	(45)	4,320	(45)	-		*
Horacio Fajer Cardona	2,304	(46)	2,304	(46)	-		*
Ronald P. Geisler	4,000	(47)	2,400	(47)	1,600		*
The William D Woodford & Deborah N Woodford Revoc Living Trust 01/15/13	6,000	(48)	6,000	(48)	-		*
Michael D. Watson	7,200	(49)	7,200	(49)	-		*
Gonzalo A. Salgueiro	24,804	(50)	6,000	(50)	18,804		*
Benjamin Hasty	12,000	(51)	12,000	(51)	-		*
Steven A. Hobbs	12,000	(52)	12,000	(52)	-		*
Michael L. Turner	9,600	(53)	9,600	(53)	-		*
Mariusz J. Klin	6,000	(54)	6,000	(54)	-		*
Bernd Albrecht	6,000	(55)	6,000	(55)	-		*
Carlo Wolf	24,000	(56)	24,000	(56)	-		*
Philip Ireland	6,720	(57)	6,720	(57)	-		*
Richard Burgess	12,000	(58)	12,000	(58)	-		*
Jorge Enrique Borbolla	4,800	(59)	4,800	(59)	-		*
Andreas Wawrla	120,000	(60)	120,000	(60)	-		*
Wayne Young	4,000	(61)	4,000	(61)			*
Charles Morse	4,000		4,000				*
Graeme Farr	6,000	(62)	6,000	(62)	-		*
Alois Praxmarer & Sandra Praxmarer JTWROS	24,000	(63)	24,000	(63)	-		*
William Wade Brawley	6,000	(64)	6,000	(64)	-		*
Patrick S. Thomas	6,000	(65)	6,000	(65)	-		*
Robert Dunn & Judy Dunn JTWROS	12,000	(66)	12,000	(66)	-		*
Steven K. Nelson	12,000	(67)	12,000	(67)	-		*
James M. Wimberly	6,000	(68)	6,000	(68)	-		*
William A. Valka & Barbara B. Valka JTWROS	24,000	(69)	24,000	(69)	-		*
Bill D. Eischeid	6,000	(70)	6,000	(70)	-		*
Douglas Pence	24,000	(71)	24,000	(71)	-		*
Ian H. Murray	11,300	(72)	7,680	(73)	3,620	(74)	*
Larry W. Schwartz	3,840	(75)	3,840	(75)	-		*
Sterne Agee & Leach Inc. C/F Deborah A. Schwartz Roth IRA	6,000	(76)	6,000	(76)	-		*
Timothy Williams	6,000	(77)	6,000	(77)	-		*
Anders P. Lindholm	12,000	(78)	12,000	(78)	-		*
Julian Bavin	9,600	(79)	9,600	(79)	-		*
Rudolf Weiss	7,200	(80)	7,200	(80)	-		*
Bruce C. Ghrist	2,400	(81)	2,400	(81)	-		*
Ronald J. Woodward	6,000	(82)	6,000	(82)	-		*

James Ellinwood	6,000	(83)	6,000	(83)	-	*
Craig William Bannister	7,200	(84)	7,200	(84)	-	*
John Campbell	12,000	(85)	12,000	(85)	-	*
Michael F. Tedesco	2,400	(86)	2,400	(86)	-	*
Donald Joseph Stroh	2,400	(87)	2,400	(87)	-	*
Timothy McCormick & Kathryn E. Murray JTWROS	2,400	(88)	2,400	(88)	-	*
Matthew Reid	11,564	(89)	6,000	(89)	5,564	*
Gary J. Mabie & Janelle L. Mabie JTWROS	12,000	(90)	12,000	(90)	-	*
Tim N. Montgomery	12,000	(91)	12,000	(91)	-	*
J.L. Christopher Cheadle	24,000	(92)	24,000	(92)	-	*
Kenneth H. Hancock	24,000	(93)	24,000	(93)	-	*
Bernard J. Heiles & Gabriele Heiles JTWROS	12,000	(94)	12,000	(94)	-	*
Douglas A. Alcott	6,000	(95)	6,000	(95)	-	*
James R. Bement & Sheryl Bement JTWROS	12,000	(96)	12,000	(96)	-	*
Sterne Agee & Leach Inc. C/F David Bowlby IRA	12,000	(97)	12,000	(97)	-	*
Jeffery S. Boyer	7,400	(98)	2,400	(98)	5,000	*
Donald K. Coffey	6,000	(99)	6,000	(99)	-	*
National Financial Services LLC FBO John P. Cotis R/O IRA	4,800	(100)	4,800	(100)	-	*
James V. Cunningham	4,800	(101)	4,800	(101)	-	*
Stephen J. Farley	12,000	(102)	12,000	(102)	-	*
David Nahmias	2,400		2,400		-	*
Randy O. Frost	2,400	(103)	2,400	(103)	-	*
Gerard A. Gabriel	12,000	(104)	12,000	(104)	-	*
Robert J. Gray	20,373	(105)	6,000	(105)	14,373	*
Alexander H. Hachiya	12,240	(106)	12,240	(106)	-	*
David M. Laurenson	12,000	(107)	12,000	(107)	-	*
Bruce Levy	4,040	(108)	4,040	(108)	-	*
Lawrence T Juette	4,800	(109)	4,800	(109)	-	*
Stuart R. Oliver	9,122	(110)	9,122	(110)	-	*
Lennox Jaipersad	1,600		1,600		-	*
Sterne Agee & Leach Inc. C/F Joseph Oppito Bene Owner Patrick Oppito DCSD IRA	6,000	(111)	6,000	(111)	-	*
Dhiman Parikh	3,000	(112)	3,000	(112)	-	*
Manu Prasad Parikh	8,400	(113)	8,400	(113)	-	*
George A. Parmer	24,000	(114)	24,000	(114)	-	*
Arthur Pereless	14,832	(115)	4,800	(115)	10,032	*
Gregory George Pyszczymuka	3,000	(116)	3,000	(116)	-	*
Reed Family Trust DTD 06/24/1999 Clayton A Reed & Stephanie S Reed TTEES	35,400	(117)	24,000	(117)	11,400	*
COR CLEARING CUST Gary A. Robbins IRA	2,400	(118)	2,400	(118)	-	*
Terrence E. Rusin	2,616	(119)	2,616	(119)	-	*
Oliver Schulte	6,000	(120)	6,000	(120)	-	*
Neha Parikh Shah & Nikesha Shah JTWROS	2,400	(121)	2,400	(121)	-	*

Robert T. Stapell	6,000	(122)	6,000	(122)	-		*
Jeff L. Stevens	6,000	(123)	6,000	(123)	-		*
Daniel P. Wikel	12,000	(124)	12,000	(124)	-		*
Kenneth Williamson	12,000	(125)	12,000	(125)	-		*
SAL C/F Lance Ziaks Simple IRA	2,400	(126)	2,400	(126)	-
Scott L. Byer	28,133	(127)	6,000	(128)	22,133	(129)	*
Kenneth Londoner (130)	2,165,167	(131)	37,225		2,127,942	(132)	10.38%
Alpha Capital Anstalt (133)	644,974	(134)	307,476		337,498	(134)	1.63%
Jonathan Steinhouse	44,352		4,898		39,454
Gary W Chmielewski & Monica R. Chmielewski JTWROS	1,633		1,633
Julius E. Talton	5,000		5,000
Carlos Javier Jurado & Zulma E. Jurado JTIC	2,000		2,000
Stourbridge Investments LLC (135)	3,000		3,000
Paul E. Hoffmann	2,449		2,449
Jerome B. Zeldis	323,268	(136)	9,062		314,206	(136)	1.53%
Mark S Samuels	4,899		4,899		-		*
ATA Investments, LLC (137)	1,640		1,640				*
Craig H. Unger	2,041		2,041				*
Reynold Duclas Jr. & Janice Kannikal JTIC	1,640		1,640				*
James Keleher	1,600		1,600				*
Alan Greenhalgh & Angela Greenhalgh JTWROS	15,184		15,184				*
Garfield W. Hardeman T.O.D	4,000		4,000				*
Medardo Villatoro	1,808		1,808				*
Barry G. Pallay	1,600		1,600				*
John Avon	5,200	(138)	5,200	(138)			*
Jason H Murray as Trustee for The Golden Pond Super Fund	8,000		8,000				*
David C. Metzner	3,266		3,266				*
Lyle Helmick	1,640		1,640				*
Georges Zanellato	8,000		8,000				*
Jan Backvall	1,600		1,600				*
Brad Larson	1,888		1,888				*
Tim Lockner	1,600		1,600				*
Sterne Agee & Leach C/F Robert E Spano IRA	2,624		2,624				*
William Bellinger	2,880		2,880				*
Ted Fiore	1,920		1,920				*
Frank R Deis & Donna R Deis JTWROS	1,600		1,600				*
Joseph A Schuld	1,600		1,600				*
L. Dean Fox	21,814	(139)	12,000	(139)	9,814		*
Standard Sand & Silica Co., Inc. (140)	3,200		3,200				*
Brio Capital Master Fund Ltd. (141)	92,651	(142)	51,184		41,467	(142)	*
Michael N. Emmerman	180,002	(143)	16,652		163,350	(143)	*
R. Ian Chaplin	22,891		2,082		20,809		*
Kenneth Epstein	153,788	(144)	8,326		145,462	(144)	*
Sterne Agee & Leach Inc. C/F Maree Casatelli SEP IRA	10,347		2,082		8,265		*

Ron D. Craig	72,628		8,160	64,468		*
Michael Engdall & Susan Engdall JTWROS	29,628	(145)	2,916	26,712	(145)	*
Phillip Todd Herndon	36,391		4,164	32,227		*
Portofino Ventures LP (146)	10,106		1,666	8,440		*
Thomas G. Hoffman	15,970		2,082	13,888		*
Michael B. Carroll & Sheila J. Carroll JTWROS	101,112	(147)	12,489	88,623	(147)	*
Scott D. Gamble	52,687		8,326	44,361		*
Brian E. Jones & Peggy A. Jones JTWROS	64,876		4,164	60,712		*
Allan D. Carlson	8,170		834	7,336		*
Dr. Richard Matter & Anita Matter JTWROS	15,603		1,666	13,937		*
Randal E. Margo	18,875		2,082	16,793		*
Eugene E. Eubank	37,749		4,163	33,586		*
Sterne Agee & Leach Inc. C/F Dr. Gary W. Chmielewski IRA	8,133		834	7,299		*
Jacqueline Promislo	2,498		1,249	1,249		*

* Less than 1%

(1)

In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed the exercise by such selling stockholder of all warrants with respect to those shares being offered by such selling stockholder, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 20,395,435 shares of common stock outstanding as of April 29, 2019 plus (ii) the number of shares offered by the selling stockholder in this offering underlying warrants held by such selling stockholder.  The shares offered by one selling stockholder underlying warrants held by such selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(2)	Includes 5,600 shares of common stock issuable upon the exercise of warrants.

(3)	Includes 11,060 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 3,200 shares of common stock issuable upon the exercise of warrants.

(5)	Includes 7,860 shares of common stock issuable upon the exercise of warrants.

(6)

Herschel E. Johnson is deceased. Johnson’s converted Series C shares are now in the name of Raymond James & Associates, Inc. Johnson’s common stock issued in August 2014 and shares issued upon the exercise of the warrants are now in the name of Raymond James FBO Janice C Johnson.

(7)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(8)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(9)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(10)	Includes 5,120 shares of common stock issuable upon the exercise of warrants.

(11)	Includes 25,520 shares of common stock issuable upon the exercise of warrants. David W. Frost may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F David W Frost IRA.

(12)	Includes 1,600 shares of common stock issuable upon the exercise of warrants. Maree Casatelli may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F Maree Casatelli SEP IRA.

(13)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(14)	Includes 9,040 shares of common stock issuable upon the exercise of warrants. Randall L. Payne may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F Randall Payne IRA.

(15)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(16)	Includes 6,000 shares of common stock issuable upon the exercise of warrants.

(17)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(18)	Alok K. Agrawal, the Managing Member of AAJK Investments, LLC, has voting and dispositive power over the securities held for the account of this selling stockholder.

(19)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(20)	Includes 16,000 shares of common stock issuable upon the exercise of warrants.

(21)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(22)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(23)	Includes 3,200 shares of common stock issuable upon the exercise of warrants.

(24)

Includes 2,000 shares of common stock issuable upon the exercise of warrants. Benjamin Netick may also be deemed beneficial owner of shares held by Sterne Agee & Leach Inc C/F Benjamin Netick ROTH IRA.

(25)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(26)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(27)	Includes 800 shares of common stock issuable upon the exercise of warrants. Mr. Steinhouse may also be deemed beneficial owner of shares held by his individual account, Jonathan Steinhouse.

(28)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(29)	Includes 1,280 shares of common stock issuable upon the exercise of warrants.

(30)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(31)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(32)	Includes 1,680 shares of common stock issuable upon the exercise of warrants.

(33)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(34)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(35)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(36)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.

(37)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(38)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(39)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(40)	Gavin Bell, the Founder of Ecovest Limited, has voting and dispositive power over the securities held for the account of this selling stockholder.

(41)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(42)	Includes 5,097 shares of common stock issuable upon the exercise of warrants.

(43)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(44)	Includes 1,097 shares of common stock issuable upon the exercise of warrants.

(45)	Includes 1,440 shares of common stock issuable upon the exercise of warrants.

(46)	Includes 768 shares of common stock issuable upon the exercise of warrants.

(47)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(48)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(49)	Includes 2,400 shares of common stock issuable upon the exercise of warrants.

(50)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(51)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(52)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(53)	Includes 3,200 shares of common stock issuable upon the exercise of warrants.

(54)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(55)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(56)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(57)	Includes 2,240 shares of common stock issuable upon the exercise of warrants.

(58)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(59)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(60)	Includes 40,000 shares of common stock issuable upon the exercise of warrants.

(61)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(62)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(63)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(64)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(65)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(66)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(67)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(68)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(69)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(70)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(71)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(72)

Includes (i) shares of Series C Preferred Stock and accrued dividends thereon that are convertible into 3,620 shares of common stock and (ii) 2,560 shares of common stock issuable upon the exercise of warrants.

(73)	Includes 2,560 shares of common stock issuable upon the exercise of warrants.

(74)	Includes shares of Series C Preferred Stock and accrued dividends thereon that are convertible into 3,620 shares of common stock.

(75)	Includes 1,280 shares of common stock issuable upon the exercise of warrants.

(76)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(77)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(78)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(79)	Includes 3,200 shares of common stock issuable upon the exercise of warrants.

(80)	Includes 2,400 shares of common stock issuable upon the exercise of warrants.

(81)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(82)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(83)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(84)	Includes 2,400 shares of common stock issuable upon the exercise of warrants.

(85)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(86)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(87)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(88)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(89)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(90)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(91)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(92)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(93)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(94)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(95)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(96)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(97)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(98)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(99)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(100)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(101)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(102)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(103)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(104)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(105)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(106)	Includes 4,080 shares of common stock issuable upon the exercise of warrants.

(107)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(108)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(109)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(110)	Includes 1,680 shares of common stock issuable upon the exercise of warrants.

(111)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(112)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.

(113)	Includes 2,800 shares of common stock issuable upon the exercise of warrants.

(114)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(115)	Includes 1,600 shares of common stock issuable upon the exercise of warrants.

(116)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.

(117)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(118)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(119)	Includes 872 shares of common stock issuable upon the exercise of warrants.

(120)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(121)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(122)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(123)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(124)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(125)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(126)	Includes 800 shares of common stock issuable upon the exercise of warrants.

(127)	Includes 6,278 shares of common stock issuable upon the exercise of warrants.

(128)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(129)	Includes 4,278 shares of common stock issuable upon the exercise of warrants.

(130)	Kenneth L. Londoner is our chairman of the board, director and chief executive officer.

(131)

Comprised of (i) 883,843 shares of common stock directly held by Mr. Londoner, (ii) 1,181,324 shares of common stock held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, and (iii) options to purchase 100,000 shares of common stock that are currently exercisable.

(132)

Comprised of (i) 846,618 shares of common stock directly held by Mr. Londoner, (ii) 1,181,324 shares of common stock held by Endicott Management Partners, LLC, an entity for which Mr. Londoner is deemed the beneficial owner, and (iii) options to purchase 100,000 shares of common stock that are currently exercisable.

(133)	Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this stockholder.

(134)	Includes 337,498 shares of common stock issuable upon the exercise of warrants.

(135)	Steve Schnipper, Managing Member of Stourbridge Investments LLC, has sole voting and dispositive power over the securities held for the account of this stockholder.

(136)

Includes (i) shares of Series C Preferred Stock and accrued dividends thereon that are convertible into 18,462 shares of common stock and (ii) 2,194 shares of common stock issuable upon the exercise of warrants, and (iii) options to purchase 160,000 shares of common stock that are currently exercisable.

(137)	Alok K. Agrawal, Managing Member of ATA Investments, LLC, has sole voting and dispositive power over the securities held for the account of this stockholder.

(138)	Includes 1,200 shares of common stock issuable upon the exercise of warrants.

(139)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(140)	Lemuel Baylis Carnes III, CEO of Standard Sand & Silica Co, Inc. has sole voting and dispositive power over the securities held for the account of this stockholder.

(141)	Shaye Hirsch, director of Brio Capital Master Fund Ltd., has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(142)	Includes 41,467 shares of common stock issuable upon the exercise of warrants.

(143)	Includes 20,000 shares of common stock issuable upon the exercise of warrants.

(144)	Includes shares of Series C Preferred Stock and accrued dividends thereon that are convertible into 36,922 shares of common stock.

(145)	Includes 1,400 shares of common stock issuable upon the exercise of warrants.

(146)

Michael A. Knudsen, President of Portofino Mgmt Inc., its General Partner of Portofino Ventures LP, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(147)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. The terms of our Series C Preferred Stock prohibit us from paying cash dividends to our holders of common stock absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of the Series C Preferred Stock. We have not paid any dividends since our inception, and, subject to our obligations to pay dividends to the holders of the Series C Preferred Stock, we presently anticipate that all earnings, if any, will be retained for development of our business. Even if we are permitted to pay cash dividends in the future, any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our amended and restated certificate of incorporation or our by-laws that would prevent or delay a change in our control.

The foregoing description summarizes important terms of our capital stock, but is not complete. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our restated bylaws, as amended, as may be amended from time to time.

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. The transfer agent’s address is 2469 East Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Our common stock is listed on the Nasdaq Capital Market under the symbol “BSGM.”

Description of Outstanding Warrants to Purchase Common Stock pursuant to which the Offered Shares of Common Stock May Be Issued

The following description summarizes the material terms and provisions of the outstanding warrants to purchase common stock pursuant to which the offered shares of common stock may be issued. The warrants issued to shareholders in the August 2014 Placement were immediately exercisable upon issuance and remain exercisable until the five-year anniversary of their date of issuance, but not thereafter. Such warrants are exercisable to purchase up to 76,240 shares of our common stock at an exercise price of $6.85 per share.

The warrants issued in the December 2014 Placement were immediately exercisable upon issuance and remain exercisable until March 31, 2020, but not thereafter. Such warrants are exercisable to purchase up to 320,720 shares of our common stock at an exercise price of $9.375 per share.

All of the warrants issued in connection with the December 2013 Placement, the April 2014 Placement, the May 2015 Placement, and the October 2013 Five-Year Amendment Warrants, which were issued in consideration for amending the terms of the securities purchase agreement to permit the December 2013 Placement have either expired pursuant to their terms or been exercised by the holders thereof such that none of the warrants issued in such placements remain outstanding.

The exercise prices of the warrants, along with the number of shares of common stock issuable upon the exercise of the warrants, are be subject to adjustment for stock splits, reverse splits, stock dividends, and similar capital transactions as described in the warrants. A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of our shares of our common stock outstanding immediately after giving effect to such exercise; provided, however, that upon at least 61 days prior notice to us, a holder may increase such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange

● privately negotiated transactions;

● short sales;

● sales pursuant to Rule 144;

● broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $9,903.08 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We are required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 12424 Wilshire Blvd Suite 745 Los Angeles, CA 90025, Attention: Kenneth L. Londoner, Chief Executive Officer. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.biosigtech.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 15, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on April 15, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on February 11, 2019, March 6, 2019, and March 14, 2019; and

•

The description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

You may also access the documents incorporated by reference in this prospectus through our website at www.biosigtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Amended and Restated Certificate of Incorporation of the Company provides that the liability of the directors of the Company to the Company or its stockholders for monetary damages for acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of the State of Delaware and any other applicable law. In addition, we have adopted provisions in our Bylaws and entered into indemnification agreements that require the Company to indemnify its directors, officers, and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Commission registration fee, all the amounts shown are estimates.

Amount to be Paid
Commission registration fee	$1,903.08
Legal fees and expenses	5,000.00
Accounting fees and expenses	2,500.00
Printing and miscellaneous expenses	500.00
Total	$9,903.08
* Previously paid.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

We are also permitted to apply for, and currently maintain, insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 filed on July 22, 2013)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1 filed on July 22, 2013)
3.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Form S-1 filed on July 22, 2013)
3.4

Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.5 to the Form S-1/A filed on January 21, 2014)

3.5

Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.6 to the Form S-1/A filed on March 28, 2014)

3.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on August 21, 2014)
3.7

Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 25, 2016)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 9, 2017)
3.9	Bylaws of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-1 filed on July 22, 2013)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on February 16, 2018)
3.11

Certificate of Seventh Amendment to the Amended and Restated Certification of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on September 10, 2018)

5.1	Opinion of Haynes and Boone, LLP (incorporated by reference to Exhibit 5.1 to the Form S-1/A filed on June 10, 2015)
23.1	Consent of Liggett & Webb, P.A. (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of April, 2019.

BIOSIG TECHNOLOGIES, INC.

By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth L. Londoner	Chairman, Chief Executive Officer and Director (principal executive officer)	April 30, 2019
Kenneth L. Londoner

/s/ Steve Chaussy	Chief Financial Officer (principal financial and accounting officer)	April 30, 2019
Steve Chaussy

*	Director	April 30, 2019
Donald E. Foley

*	Director	April 30, 2019
Roy T. Tanaka

*	Director	April 30, 2019
Patrick J. Gallagher

*	Director	April 30, 2019
Seth H. Z. Fischer

*	Director	April 30, 2019
Jeffrey F. O’Donnell, Sr.

*	Director	April 30, 2019
Andrew L. Filler

*	Director	April 30, 2019
David Weild IV

* By:	/s/ KENNETH L. LONDONER
Kenneth L. Londoner Chief Executive Officer Attorney-in-Fact